Exhibit 16.1

SEALE AND BEERS, CPAs

PCAOB & CPAB REGISTERED AUDITORS

www.sealebeers.com

September 10, 2009

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Ladies and Gentlemen:

The firm of Seale and Beers, CPAs was previously principal accountant for Town & Country Appraisal Service, Inc. (the "Company") and has reviewed the quarterly financial statements through June 30, 2009.  Effective September 10, 2009, the Company dismissed Seale and Beers, CPAs as its principal accountants.  We have read the Company's statements included in its Form 8-K dated September 9, 2009, and we agree with such statements contained therein insofar as they relate to our firm. We cannot confirm or deny that the appointment of Li & Company, CPAs was approved the by Board of Directors, or that they were not consulted prior to their appointment as auditors.

Sincerely,

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs

September 10, 2009

Seale and Beers, CPAs PCAOB & CPAB Registered Auditors

6490 WEST DESERT INN RD, LAS VEGAS, NEVADA 89146 (702) 253-7492 Fax: (702)253-7501